UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 3, 2021

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 S. 1800 West, Suite 3

Woods Cross, Utah 84087

(Address of Principal Executive Offices)

(702) 941-8047

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2021, CleanSpark, Inc., a Nevada corporation (the “Company”), entered into an At The Market Offering Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (the “Agent”), to create an at-the-market equity program under which the Company may, from time to time, offer and sell shares of its common stock, par value $0.001 per share, having an aggregate gross offering price of up to $500,000,000 (the “Shares”) to or through the Agent (the “ATM Offering”).

Any Shares sold to or through the Agent will be issued pursuant to a prospectus dated March 15, 2021 and a prospectus supplement dated June 3, 2021 filed with the Securities and Exchange Commission (the “Prospectus Supplement”), in connection with one or more offerings of the Shares pursuant to the Prospectus Supplement. Subject to the terms and conditions of the Agreement, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations to sell the Shares from time to time, based upon the Company’s instructions. Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Act”), including sales made by means of ordinary brokers’ transactions (including directly on the Nasdaq Capital Market), at market prices or as otherwise agreed between the Company and the Agent. The Agent is not under any obligation to purchase any of the Shares on a principal basis pursuant to the Agreement, except as otherwise agreed by the Agent and the Company in writing pursuant to a separate terms agreement. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Agreement or terminate the Agreement.

The Company has provided the Agent with customary indemnification rights, and the Agent will be entitled to a commission at a fixed commission rate equal to 3.0% of the gross sales price of any Shares sold in the ATM Offering. The Company is making certain customary representations, warranties, and covenants in the Agreement and has also agreed to indemnify the Agent against certain liabilities, including liabilities under the Act. The Agreement is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the Agreement are made only for purposes of the Agreement, including the allocation of risk between the parties thereto and as of specific dates, are solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.

From time to time, the Agent and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to the Company in the ordinary course of business, for which it has received and may continue to receive customary fees and commissions.

The description of the Agreement set forth above in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 10.1 and is incorporated by reference herein.

A copy of the opinion of Procopio, Cory, Hargreaves & Savitch LLP, the Company’s counsel, regarding the validity of the Shares that may be offered and sold pursuant to the Agreement and Prospectus Supplement is also filed herewith as Exhibit 5.1 and is incorporated by reference herein.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Legal Opinion of Procopio, Cory, Hargreaves & Savitch LLP
10.1	At the Market Offering Agreement, dated June 3, 2021, between CleanSpark, Inc. and H.C. Wainwright & Co., LLC
23.1	Consent of Procopio, Cory Hargreaves & Savitch LLP (included in the opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: June 3, 2021	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President